Exhibit 1


                             PLAN OF REORGANIZATION
                           Citizens Investment Trust
                                  May 5, 1997

Table of Contents

Item                                                                       Page
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1. Transfer of Assets of the Portfolio                                       2

2. Liquidating Distributions                                                 2

3. Effective Time of the Reorganization                                      3

4. Conditions                                                                3

5. Termination of Plan                                                       3

6.  Amendment                                                                3

This PLAN OF REORGANIZATION (the "Plan") is established as of this fifth day of May 1997 by Citizens Investment Trust, a Massachusetts business trust (the "Trust").

The Plan's purpose is to define the steps that will be followed upon the affirmative vote of the shareholders of the Muir California Tax-Free Income Portfolio (the "Muir Portfolio") to transfer all of the assets and liabilities of the Muir Portfolio to the Citizens Income Portfolio (the "Income Portfolio"), and be acquired and assumed by, the Income Portfolio as stated herein in exchange for shares of the Income Portfolio which shall thereafter be distributed to the shareholders of the Muir Portfolio as described in this Plan (the "Reorganization").

1.   Transfer of Assets of the Muir Portfolio.

     At the Effective Time of the Reorganization as defined in Section 3, all property of every description, and all interests, rights, privileges and powers of the Muir Portfolio, subject to all liabilities of the Muir Portfolio, whether accrued, absolute, contingent or otherwise (such assets subject to such liabilities are herein referred to as the "Fund Assets"), shall be transferred and conveyed by the Muir Portfolio to the Income Portfolio, such that at and after the Effective Time of the Reorganization:

     (a) all assets of the Muir Portfolio shall become and be the assets of the Income Portfolio; and

     (b) all debts, liabilities, obligations and duties of the Muir Portfolio shall become the debts, liabilities, obligations and duties of the Income Portfolio as aforesaid and may thenceforth be enforced against the Income Portfolio to the extent as if the same had been incurred by it. It is further understood that recourse for the liabilities of the Muir Portfolio shall, at and after the Effective Time of the Reorganization, be limited to the Income Portfolio.

     In exchange for the transfer of the Fund Assets, the Income Portfolio shall simultaneously issue at the Effective Time of the Reorganization to the Muir Portfolio full and fractional shares of beneficial interest of the Income Portfolio. The number of shares so issued by the Income Portfolio shall be equal in value to the aggregate value of the shares of beneficial interest of the Muir Portfolio that are outstanding immediately prior to the Effective Time of the Reorganization.

2.   Liquidating Distribution.

     At the Effective Time of the Reorganization, each Muir Portfolio shall make a liquidating distribution to its shareholders as follows. Each shareholder of record shall be credited a number of shares of the Income Portfolio having an aggregate value equal to the aggregate value of the shares of the Muir Portfolio held of record by such shareholder immediately prior to the Effective Time of the Reorganization. In addition, each shareholder of record of the Muir Portfolio shall have the right to receive any unpaid dividends or other distributions which were declared prior to the Effective Time of the Reorganization as defined in Section 3 with respect to the shares of the Muir Portfolio that are held by the shareholder at the Effective Time of the Reorganization. The Trust shall record on the books of the Income Portfolio the ownership of Income Portfolio shares by the shareholders of record of the Muir Portfolio (the "Fund Record Holders"). All of the issued and outstanding shares representing interests in the Muir Portfolio shall be canceled on the books of the Muir Portfolio at the Effective Time of the Reorganization, and the Trust's transfer books with respect to the Muir Portfolio shall be closed permanently.

3.   Effective Time of the Reorganization.

     Delivery of the Fund Assets and the shares of the Income Portfolio to be issued pursuant to Section 1 and the liquidation and termination of the Muir Portfolio pursuant to Section 2 shall take effect as of 4:00 P.M., Eastern Time, on September 11, 1997, or such earlier or later date and time as may be declared by the Board of Trustees. Such date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Muir Portfolio shall cause such Fund Assets to be transferred in accordance with this Plan at the earliest practicable date thereafter.

4.   Conditions.

     The following conditions must be met in order for the reorganization to be completed as to the Muir Portfolio:

     (a) This Plan shall have been adopted and the transactions contemplated by this Plan shall have been approved by the shareholders of the Muir Portfolio in the manner required by the Trust's Declaration of Trust and applicable law.

     (b) The Trust shall have received an opinion of counsel to the Trust, in form reasonable satisfactory to it, and dated the Effective Time of the Reorganization, substantially to the effect that the shares of the Income Portfolio to be delivered to the Muir Portfolio as provided for by this Agreement are duly authorized and upon delivery will be validly issued, fully paid and non-assessable (except as otherwise disclosed in the Registration Statement of the Trust on Form N-1A filed with the Securities and Exchange Commission).

5.   Termination of Plan.

     This Plan may be terminated at any time at or prior to the Effective Time of the Reorganization by a vote of a majority of the Trust's Board of Trustees.

6.   Amendment.

     At any time prior to or (to the fullest extent permitted by law) after approval of this Plan by the shareholders of the Portfolio, the Board of Trustees may with or without the approval of the shareholders, amend this Plan.

                           PRELIMINARY PROXY MATERIAL
                              NOT FOR DISTRIBUTION

                           CITIZENS INVESTMENT TRUST
                   MUIR CALIFORNIA TAX-FREE INCOME PORTFOLIO
                            MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 10, 1997

The undersigned, having received the Notice of the Special Meeting of Shareholders and the Board of Trustees' Prospectus/Proxy Statement (the "Proxy Statement") hereby appoints Sophia Collier, William D. Glenn II and Azie Taylor Morton or any of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the aforementioned meeting of the Shareholders to be held September 10, 1997 at 10:30 a.m., EDT, at the offices of Citizens Investment Trust, One Harbour Place, Portsmouth, New Hampshire and at any adjournment thereof on all matters coming before the meeting.

1. To approve the Plan of Reorganization.

        /  / FOR        /  / AGAINST    /  / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name or names appear on the label. Joint owners should each sign personally. Corporate accounts should be signed with full corporate names by an officer of the corporation. Fiduciaries should give full titles as such. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no decision is indicated, this proxy will be voted in favor of proposal 1.

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        Signature                       Signature (Joint Owners)


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        Date                                    Date

                               OTHER INFORMATION

Item 15. Indemnification:

        Article VII, Section 12 of the Agreement and Declaration of Trust provides that the Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and reasonably believe her/his conduct to be in the best interest of the Trust. Indemnification will not be provided in certain circumstances, however, including instance of willful misfeasance, bad faith, gross negligence, and reckless disregard of the duties involved in the conduct of the particular office involved.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the trustees, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits:

        (1)     declaration of trust: material currently on file
        (2)     by-laws: material currently on file
        (3)     not applicable
        (4)     copies of the agreement of reorganization: attached as
                Exhibit 1 to the Combined Proxy Statement/Prospectus
        (5)     not applicable
        (6)     management agreement: material currently on file
        (7)     distribution agreement: material currently on file
        (8)     not applicable
        (9)     custodian agreement: material currently on file
        (10)    Rule 12b-1 distribution plan:  material currently on file
        (11) opinion and consent of counsel as to the legality of the securities being registered
        (12)    not applicable
        (13)    other material contracts:
                a)  administrative agreement: material currently on file
        (14) consent of independent certified public accountants as to use of their report

        (15)    not applicable
        (16)    power of attorneys: material currently on file
        (17a) Rule 24f-2 Notice of Election of Registrant: material currently on file
        (17b) Prospectus for the Trust dated September 28, 1996, as amended March 25, 1997 and as further amended May 1, 1997: material currently on file (Accession No. 0000950146-97-000678)
        (17c) Statement of Additional Information for the Trust, dated September 26, 1996, as amended March 28, 1997: material currently on file (Accession No. 0001029869-97-000092)
        (17d) Annual Report to Shareholders of the Trust for the fiscal year ended June 30, 1996: material currently on file (Accession No. 0000950146-96-001499)

Item 17. Undertakings:

        (1) The undersigned registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The undersigned registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portsmouth, and State of New Hampshire, on the 18th day of June, 1997.

                                        CITIZENS INVESTMENT TRUST

                                        By      /s/ Sophia Collier
                                           ------------------------------------
                                                Sophia Collier, President

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.

/s/ Sophia Collier*
-------------------------------    Trustee
    Sophia Collier                 President and                   June 18, 1997
                                   Principal Executive
                                   Principal Accounting Officer
                                   Principal Financial Officer
/s/ William Glenn*
--------------------------------   Trustee                         June 18, 1997
    (William Glenn)

/s/ Ada Sanchez
--------------------------------   Trustee                         June 18, 1997
    (Ada Sanchez)

/s/ J.D. Nelson*
--------------------------------   Trustee                         June 18, 1997
    (J.D. Nelson)

/s/ Azie Taylor Morton*
--------------------------------   Trustee                         June 18, 1997
    Azie Taylor Morton)

/s/ Juliana Eades*
--------------------------------   Trustee                         June 18, 1997
    (Juliana Eades)

/s/ Lokelani Devone*
--------------------------------   Trustee                         June 18, 1997
    (Lokelani Devone )

* By  Sophia Collier               Attorney in Fact

See Power of Attorney dated May 15, 1992, filed with the commission on May 15, 1992 as part of Registrant's Post Effective Amendment #12.

See Power of Attorney dated November 12, 1992, filed with the commission on November 12, 1992 as part of Registrant's Post Effective Amendment #14.

                               INDEX OF EXHIBITS


Exhibit No.  Description
-----------  -----------

    4 Plan of Reorganization (Attached as Exhibit 1 to the Combined Proxy Statement/Prospectus)

    11 Opinion and consent of counsel as to the legality of the securities being registered

    14 Consent of independent certified public accountants as to use of their report